Exhibit 7.1

Armanino LLP 155 108th Ave NE Suite 820 Bellevue, WA 98004-5948 925 790 2600 main armaninoLLP.com

July 25, 2022

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

We have read Lottery.com Inc.’s statements included in Item 4.02 of its Form 8-K filed on July 22, 2022 and agree with those statements concerning our firm.